UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 11, 2011

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 11, 2011, the Audit Committee of the Board of Directors of Barrett Business Services, Inc. (the “Company”), determined that the Company’s previously issued financial statements (i) for the fiscal years ended December 31, 2006, 2007, 2008 and 2009, as presented in its Annual Report on Form 10-K for the year ended December 31, 2009, and (ii) as of and for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, as presented in the Company’s Quarterly Reports on Form 10-Q for those periods, can no longer be relied upon.

The Audit Committee reached this conclusion after the Company’s management informed the committee that management had concluded that a change in accounting method for legal expenses incurred for the administration of workers’ compensation claims by the Company's captive insurance subsidiary should be made and that the financial statements for all periods beginning January 1, 2007 should be restated to reflect the effect of this change. The Company is also evaluating the preferability of making a conforming change to its accounting method for legal expenses incurred for the administration of workers’ compensation claims that arose prior to the formation of the insurance captive subsidiary.

The Company’s historical accounting method for legal expenses incurred for workers’ compensation claims administration has been to recognize the expense in the period incurred.  The correction and potential change in accounting method, as discussed above, would reflect estimated legal expenses in the Company's liability for open workers' compensation claims, as well as incurred but not reported claims.  We estimate the increase to the workers’ compensation liability resulting from these changes to be approximately $8.2 million at December 31, 2010 and 2009. Based on the retroactive application of the correction of the error and the change in accounting method, we estimate the impact on the results of operations for each of the years ended December 31, 2006 through December 31, 2010 will not be material.

The adjustments required by the aforementioned change in accounting for legal expenses will be included within the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010, which the Company intends to file with the Securities and Exchange Commission no later than March 31, 2011.

Management has further determined that, as a result of the issues described above,

the Company's internal control over financial reporting was not effective as of December 31, 2010.  During the quarter ended March 31, 2011, the Company has implemented changes in its control processes, which it believes has remediated the control deficiencies in its financial reporting.

The Audit Committee of the Board of Directors of the Company has discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Moss Adams LLP.

Forward Looking Statements:

The foregoing information regarding the evaluation of possible changes in accounting treatment includes forward-looking statements that are subject to risks and uncertainties. Additional considerations and other important risk factors affecting the Company's business are described in the Company's reports on Forms 10-K and 10-Q and other filings with the Securities and Exchange Commission.  The forward-looking statements in this report speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: March 17, 2011	By:	/s/ James D. Miller
James D. Miller Vice President-Finance, Treasurer and Secretary